Exhibit 10.7

AMENDMENT NO. 2 TO CREDIT, SECURITY AND GUARANTY AGREEMENT

This AMENDMENT NO. 2 TO CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Agreement”) is made as of this 22nd day of September, 2023 (the “Second Amendment Effective Date”), by and among SHIMMICK CONSTRUCTION COMPANY, INC., a California corporation (“Shimmick”), RUST CONSTRUCTORS INC., a Delaware corporation, THE LEASING CORPORATION, a Nevada corporation, (collectively, the “Borrowers” and each individually, a “Borrower”), SHIMMICK CORPORATION (f/k/a SCCI National Holdings, Inc.), a Delaware corporation (“Holdings”), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as Agent, and the financial institutions or other entities parties hereto, each as a Lender.

RECITALS

A. Agent, Lenders, Borrowers and Holdings have entered into that certain Credit, Security and Guaranty Agreement, dated as of March 27, 2023 (as amended by that certain Amendment No. 1 to Credit, Security and Guaranty Agreement, dated as of June 29, 2023, the “Existing Credit Agreement” and as amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B. Borrowers and Holdings have requested, and Agent and all Lenders have agreed, to amend certain provisions of the Existing Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Borrowers and Holdings hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2. Amendments to Existing Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of “First Amendment Effective Date” therein.

(b) Section 1.1 of the Existing Credit Agreement is hereby amended to add the following definitions in the appropriate alphabetical order therein:

““Qualifying IPO” means the issuance and sale by Holdings of its common stock in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement (whether along or in connection with a secondary public offering) filed with the SEC in accordance with the Securities Act of 1933, as amended, following which Holdings’ common stock is listed on a nationally recognized stock exchange in the United States.”

““Second Amendment Effective Date” means September 22, 2023.”

(c) The definition of “Additional Tranche” in Section 1.1. of the Existing Credit Agreement is hereby amended by deleting “$45,000,000” where it appears therein and replacing it with “$39,750,000”.

(d) The definition of “Cash Dominion Event” in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety as follows:

““Cash Dominion Event” means the earliest to occur of (a) the occurrence and continuance of any Event of Default, (b) the date that Revolving Loan Availability is less than $7,000,000, (c) the date that Liquidity is less than $25,000,000 or (d) the Second Amendment Effective Date; provided that a Cash Dominion Event shall be deemed continuing until such time as (x) no Event of Default is continuing, (y) Revolving Loan Availability and Liquidity exceeds the required amount for fifteen (15) consecutive days and (z) the Revolving Loan Commitment Amount has been permanently reduced to $30,000,000 pursuant to the proviso to the definition of Revolving Loan Commitment Amount.”

(e) The definition of “Revolving Loan Commitment Amount” in Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the last sentence of such defined term in its entirety and replacing it with the following:

“For the avoidance of doubt, the aggregate Revolving Loan Commitment Amount of all Lenders (i) on the Closing Date and at all times other than as described in clause (ii) and the proviso below shall be $35,250,000, and (ii) if the Additional Tranche is fully activated by Borrowers pursuant to the terms of the Agreement such amount shall increase to $75,000,000; provided, that (x) on January 1, 2024, if a Qualifying IPO has not occurred, the Revolving Loan Commitment Amount shall be automatically reduced to the lesser of (1) the Revolving Loan Commitment Amount as in effect on January 1, 2024 immediately prior to such reduction and (2) $30,000,000, or (y) prior to January 1, 2024, if a Qualifying IPO has occurred and Credit Parties have elected to permanently reduce the Revolving Loan Commitment in compliance with the provisions of Section 2.2(b)(iv) hereof, the Revolving Loan Commitment shall be permanently reduced to $30,000,000. In connection with any such Revolving Loan Commitment Amount reduction described in the foregoing proviso, each Lender’s Revolving Loan Commitment shall be reduced by a proportionate amount so as to maintain the same Pro Rata Share of the Revolving Loan Commitment as such Lender held immediately prior to such reduction.”

(f) Section 2.1(b) of the Existing Credit Agreement is hereby amended by adding the following clause (iv) to the end thereof:

“(iv) Notwithstanding anything to the contrary in this Agreement, within ten (10) Business Days following the consummation of a Qualifying IPO, upon not less than two (2) Business Days’ prior written notice from Borrower Representative to the Agent, Credit Parties may elect to permanently reduce the Revolving Loan Commitments to $30,000,000, so long as (x) Credit Parties shall have paid to Agent the fee required pursuant to Section 2.2(f) hereof with respect to the portion of the Revolving Loan Commitment so reduced, and (y) immediately after giving effect to such permanent reduction, the Revolving Loan Outstandings would not exceed the Revolving Loan Limit.

(g) Section 2.2(f) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(f) Deferred Revolving Loan Origination Fee. If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate or are permanently reduced for any reason (whether by voluntary termination or reduction (including pursuant to Section 2.1(b)(iv) hereof) by Borrowers, by reason of the occurrence of an Event of Default or the automatic termination of the Revolving Loan Commitments (including any automatic termination due to the occurrence of an Event of Default described in Section 10.1(f) or otherwise)) prior to the Maturity Date, Borrowers shall pay to Agent, on the date of such termination or reduction, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment so terminated or reduced by one half of one percent (0.50%), but excluding any termination or permanent reduction occurring on the Maturity Date. All fees payable pursuant to this paragraph shall be deemed fully earned when due and payable and, once paid, shall be non-refundable.”

(h) Annex A (Commitment Annex) to the Existing Credit Agreement is hereby amended by replacing it in its entirety with Annex A attached hereto

3. Representations and Warranties; Reaffirmation of Security Interest. Each Credit Party hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Credit Party as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Credit Party acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Credit Party, and are enforceable against such Credit Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4. Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent in its sole discretion:

(a) Each Credit Party shall have delivered to Agent this Agreement, dated as of even date herewith, each executed by an authorized officer of such Credit Party;

(b) Agent shall have received duly authorized, executed and delivered secretary’s certificates from each Credit Party certifying as to (i) the names and signatures of each officer of each such Credit Party authorized to execute and deliver this Agreement and all documents executed in connection therewith, (ii) the organizational documents of each such Credit Party attached to such certificate are complete and correct copies of such organizational documents as in effect on the date of such certification, (iii) the resolutions of each such Credit Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Agreement and the other documents executed in connection therewith, and (iv) certificates attesting to the good standing of each such Credit Party in its respective jurisdiction of organization;

(c) Agent shall have received an opinion of Credit Parties’ counsel, addressed to Agent and Lenders, addressing the matters that Agent may reasonably request;

(d) all representations and warranties of Credit Party contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(e) prior to and after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents; and

(f) Credit Parties shall have delivered such other documents, information, certificates, records, permits, and filings as the Agent may reasonably request.

5. Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly). Each Credit Party acknowledges that the foregoing release is a material inducement to Agent’s and each Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

6. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

7. Affirmation. Except as specifically amended pursuant to the terms hereof, each Credit Party hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Credit Party. Each Credit Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

8. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Credit Party.

(b) Governing Law. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(c) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 13.8(b) (Submission to Jurisdiction), and Section 13.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, each of the parties have caused this Agreement to be executed the day and year first above mentioned.

AGENT:	MIDCAP FUNDING IV TRUST,
as Agent

By: Apollo Capital Management, L.P., its investment manager
By: Apollo Capital Management GP, LLC, its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

LENDER:	MIDCAP FINANCIAL TRUST,
as a Lender
By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

[Signatures Continue on Following Page]

BORROWERS:	SHIMMICK CONSTRUCTION COMPANY, INC.

	By:	/s/ Devin Nordhagen
	Name:	Devin Nordhagen
	Title:	Chief Financial Officer

RUST CONSTRUCTORS INC.

	By:	/s/ Devin Nordhagen
	Name:	Devin Nordhagen
	Title:	Chief Financial Officer

THE LEASING CORPORATION

	By:	/s/ Devin Nordhagen
	Name:	Devin Nordhagen
	Title:	Chief Financial Officer

GUARANTORS:	SHIMMICK CORPORATION

	By:	/s/ Devin Nordhagen
	Name:	Devin Nordhagen
	Title:	Chief Financial Officer

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ANNEX A TO CREDIT AGREEMENT (COMMITMENT ANNEX)

Lender	Revolving Loan Commitment Amount	Revolving Loan Commitment Percentage
MidCap Funding IV Trust	$35,250,000	100%
TOTALS	$35,250,000	100%

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